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Exhibit 23.2







Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16267) filed on November 18, 1996 pertaining to the Second Amended and Restated 1996 Stock Option Plan of Xomed Surgical Products, Inc. of our report dated February 26, 1997, with respect to the consolidated financial statements of Xomed Surgical Products, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                Ernst & Young LLP


March 24, 1997
Jacksonville, Florida